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                            FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE entered into this 8th day of August 1996, (hereinafter referred to as the "Amendment") by and between SPACE CENTER DALLAS, INC., ("Landlord") and OPTEL, INC., ("Tenant").

                                   WITNESSETH:

   WHEREAS, Landlord and Tenant entered into a Lease Agreement (the "Lease Agreement") dated July 25, 1995, whereby Landlord leased to Tenant a total of 34,102 rentable square feet of space identified as the entire ninth and tenth floors located at 1111 West Mockingbird Lane, Dallas, Texas 75247.

   NOW THEREFORE, in consideration of mutual covenants herein contained, Landlord and Tenant hereby agree that the Lease is hereby amended in accordance with the following:

1. EXPANSION SPACE

   The rentable area of the Premises will be increased by 10,711 rentable square feet (the "Phase I Expansion Space") effective on the date of Substantial Completion (defined below) of the Work (defined below) to be performed with respect to the Phase I Expansion Space, and again by 3,614 rentable square feet (the "Phase II Expansion Space") effective on the date of Substantial Completion of the Work to be performed with respect to the Phase II Expansion Space. The Phase I Expansion Space and the Phase II Expansion Space are each shown on the Exhibit A attached hereto. "Substantial Completion" shall be the date that Landlord has substantially completed the Work in conformity with the plans and specifications approved by Landlord and Tenant (except for normal punch list items) or the date that Landlord would have completed the Work but for Tenant Delays (as defined in the Lease Agreement), as certified by the architect that prepared the plans and specifications, and a certificate of occupancy, temporary or permanent, or its equivalent, has been secured or would have been secured but for any Tenant Delays. The "Work" shall mean the demolition, asbestos abatement and improvements to be performed with respect to the applicable Expansion Space as described in Paragraph 3 below. Subject to Tenant Delays and any delays caused by Force Majeure (as defined in the Lease Agreement), Landlord agrees to Substantially Complete the Work for the Phase I Expansion Space by November 1, 1996 and to Substantially Complete the Work for the Phase II Expansion Space by April 1, 1998.

2. TERM OF LEASE

   The lease for the Phase I Expansion Space shall commence on or about November 1, 1996. The lease for the Phase II Expansion Space shall commence on or about April 1, 1998. The lease expiration date for both the Phase I and the Phase II Expansion Spaces shall be coterminous with Tenant's Lease on the ninth and tenth floors of the Building which is November 30, 2005.

                                       1

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3. TENANT IMPROVEMENT ALLOWANCE

   Landlord shall, at Landlord's sole expense, demolish the existing improvements and abate the asbestos containing material in both Phase I and Phase II Expansion Spaces.

   Landlord shall provide Tenant a Tenant Improvement Allowance of $160,665.00 for the Phase I Expansion Space and $54,210.00 for the Phase II Expansion Space. Both Allowances are inclusive of remodeling taxes and shall apply toward the cost of architectural, engineering and other work undertaken by Tenant in
Article II of the Lease Agreement.

4. BASE RENT

   The Base Rent for the Phase I and Phase II Expansion Space shall be as follows:

                               ANNUAL
                               RENTAL
                               RATE PER        TOTAL         MONTHLY
                               RENTABLE        RENTABLE      BASE
       PERIOD                  SQ FT.          SQ FT         RENT
      -------                 ----------      ----------    ---------
* 11/01/1996 to 11/30/2005     $13.25          10,711        $11,826.73
* 04/01/1998 to 11/30/2005     $13.25          14,325        $15,817.19

   * The commencement dates set forth above are estimated dates, the actual date for the commencement of Base Rent shall be as set forth in Paragraph 1 above.

5. TENANT'S PRO RATA SHARE

   Tenant's total Pro Rata Share of the Building shall increase to 17.98 percent on November 1, 1996 and shall increase again to a total of 19.43 percent beginning on March 1, 1998 for the duration of the Lease Term.

6. SECURITY DEPOSIT

   Tenant shall provide to Landlord upon the execution of this Amendment, an additional Security Deposit of $15,817.19.

7. LANDLORD SERVICES

   Landlord shall furnish heat and air conditioning to the Phase I and Phase II Expansion Spaces on Monday through Friday, from 8:00 a.m. - 7:00 p.m., and on Saturday from 8:00 a.m. - 1:00 p.m., holidays excepted.

   Tenant may, at Tenant's expense, modify Tenant's own separate air conditioning system or install additional air conditioning equipment to serve the Phase I and Phase II Expansion Spaces. The installation of this equipment shall be subject to Landlord's approval. Tenant shall pay all

                                        2





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costs to operate and maintain this additional air conditioning equipment.

8. RIGHT OF REFUSAL OPTION

   Tenant shall have a First Right of Refusal Option to lease the following space in the Building ("First Right of Refusal Option Spaces") as shown on Exhibit B:

o Suite 1111 containing approximately 2,811 rentable square feet.
o The entire twelfth floor containing approximately 17,051 rentable square feet.
o Suite 801/805 containing approximately 1,387 rentable square feet.
o Suite 810 containing approximately 729 rentable square feet.
o Suite 820 containing approximately 3,203 rentable square feet.
o Suite 822 containing approximately 314 rentable square feet.
o Suite 830/844/846 containing approximately 3,045 rentable square feet.
o Suite 850/875 containing approximately 5,612 rentable square feet.

   Tenant shall have a Second Right of Refusal Option to lease the following spaces in the Building ("Second Right of Refusal Option Spaces") as shown on Exhibit C:

o Suite 812 containing approximately 917 rentable square feet.
o Suite 815 containing approximately 1,097 rentable square feet.
o Suite 320/340/350/380/385 containing approximately 10,120 rentable square feet.

   Tenant shall have a Third Right of Refusal Option to lease the following spaces in the Building ("Third Right of Refusal Option Spaces") as shown on Exhibit D:

o Suite 300 containing approximately 2,822 rentable square feet.
o Suite 310 containing approximately 3,630 rentable square feet.

   Tenant may, within five (5) business days after written notice of the availability of the Right of Refusal Option Spaces, exercise its right of refusal to lease said space on the same lease terms under which Landlord offers the Right of Refusal Spaces to the proposed tenant (except as provided in Paragraph 9 below with respect to Suite 1111).

9. TENANT'S EXPANSION INTO SUITE 1111

   In the event Tenant additionally leases Suite 1111 (containing 2,811 rentable square feet and identified in Exhibit B) from Landlord on a direct lease basis, either as a result of the Tenant's Right of Refusal Option or by Tenant's direct negotiations with the current tenant in Suite 1111 for them to vacate, then the Base Rental Rate of $13.25 per rentable square foot, the Tenant Improvement Allowance of $15.00 per rentable square foot and the other lease terms set forth in this First Amendment to Lease shall also apply to Suite 1111. Landlord shall, at Landlord's sole expense, demolish the then existing improvements and abate the asbestos containing material located in Suite 1111 prior to Tenant's occupancy. At such time as Tenant leases Suite 1111, Landlord and Tenant shall amend the Lease Agreement to reflect this additional space.


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10. RELOCATION

   Consistent with Paragraph 6 of Exhibit D to the Lease Agreement, Landlord may not cause Tenant to relocate from the Phase I Expansion Space or the Phase II Expansion Space.

11. ASBESTOS CONTAINING MATERIALS

   Tenant acknowledges the presence of asbestos containing material (ACM) in the Building and specifically acknowledges that it shall refer all contractors, contractors' representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. If Landlord approves the contractual service contemplated by Tenant, such approval shall neither make Landlord or the Building Owner a party to any contractual service agreement nor make landlord or Building Owner liable for any claims or causes of action of whatsoever nature arising from the performance of the contractual service.

Except as hereby modified or amended, all other terms, covenants and conditions of the Lease Agreement are hereby ratified and confirmed and shall remain unmodified and in full force and effect.

LANDLORD:                                             TENANT:
----------                                            ---------

SPACE CENTER DALLAS, INC.                             OPTEL,

By: /s/ Paul Knapp                                  By: /s/ Rory Cole
   -------------------------                           -------------------------
By: Paul Knapp                                      By: /s/ Rory O. Cole
                                                       -------------------------
Its: Vice President                                 Its: Chief Operating Officer

Date: August 5, 1996                                Date: July 19, 1996

                                    EXHIBIT B

                      First Right of Refusal Option Space








              [Diagram of 11th Floor Plan at 1111 W. Mockingbird]

                                    EXHIBIT B

                      First Right of Refusal Option Space









                [Diagram of 8th Floor Plan at 1111 W. Mockingbird]

                                    EXHIBIT B

                      First Right of Refusal Option Space










              [Diagram of 12th Floor plan at 1111 W. Mockingbird]

                                    EXHIBIT C

                      Second Right of Refusal Option Space










               [Diagram of 8th Floor Plan at 1111 W. Mockingbird]

                                    EXHIBIT C

                          Second Right of Refusal Space









               [Diagram of 3rd Floor plan at 1111 W. Mockingbird]

                                    EXHIBIT D

                          Third Right of Refusal Space










               [Diagram of 3rd Floor Plan at 1111 W. Mockingbird]

                                    EXHIBIT A

                                 EXPANSION SPACE









[Diagram of 11th Floor plan at 1111 W. Mockingbird -- Phase I and Phase II
 Expansion Space]